                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to section 305(b) (2)

                               NATIONAL CITY BANK
               (Exact name of Trustee as specified in its charter)

                                   34-0420310
                      (I.R.S. Employer Identification No.)

                 1900 East Ninth Street
                 Cleveland, Ohio                       44114
                 (Address of principal executive     (zip code)
                 offices)

                 David L. Zoeller
                 Senior Vice President and General Counsel
                 National City Corporation
                 1900 East Ninth Street
                 Cleveland, Ohio 44114
                 (216) 575-9313
                 (Name, address and telephone number of agent for service)

                                   ----------
                              SILGAN HOLDINGS INC.
               (Exact name of obligor as specified in its charter)

                           DELAWARE                            06-1269834
                  (State or other jurisdiction of           (I.R.S. Employer
                  incorporation or organization)           Identification No.)


                  4 Landmark Square
                  Stamford, Connecticut                           06901
                  (Address of principal executive offices)      (Zip Code)

                        9% Senior Subordinated Debentures
                       (Title of the Indenture securities)

                                     GENERAL

1.   General information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                      Comptroller of the Currency, Washington, D.C.
                      The Federal Reserve Bank of Cleveland, Cleveland, Ohio Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          National City Bank is authorized to exercise corporate trust powers.


2. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

          NONE

16.  List of exhibits

     (1)  A copy of the Articles of Association of the Trustee.

          Incorporated herein by reference is Charter No. 786 Merger No. 1043 the Articles of Association of National City Bank, which Articles of Association were included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File No. 2-49786).

          Incorporated herein by reference is an amendment to the Articles of Association of National City Bank, which amendment was included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in April 1996 (File No. 333- 02761)

     (2) A copy of the certificate of authority of the Trustee to commence business:

          (a) a copy of the certificate of NCB National Bank to commence business.

              Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 26, 1973, whereby NCB National Bank was authorized to commence the business of banking as a National banking Association, which true copy of said Certificate was included as
              Exhibit 2(a) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786)

              (b) a copy of the approval of the merger of The National City Bank of Cleveland into NCB National Bank under the charter of NCB National Bank and under the title "National City Bank."

              Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 27, 1973, whereby the National City Bank of Cleveland was merged into NCB National Bank, which true copy of said certificate was included as Exhibit 2(b) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

          (3) A copy of the authorization of the Trustee to exercise corporate trust powers.

              Incorporated herein by reference is a true and correct copy of the certificate dated April 13, 1973 issued by the Comptroller of the Currency whereby said National City Bank has been granted the right to exercise certain trust powers, which true copy of said certificate was included as Exhibit 3 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

          (4) A copy of existing By-Laws of the Trustee.

              Incorporated herein by reference is a true and correct copy of the National City Bank By-Laws as amended through January 1, 1993. This true copy of said By-Laws was included as Exhibit 4 to Form T-1 filing made by National City Bank with the Securities and Exchange Commission in March, 1995 (File 22-26594).

          (5) Not applicable.

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          (6)  Consent of the United States Institutional Trustee required by
               Section 321(b) of the Act.

               Attached hereto as Exhibit 6 is the Consent of the Trustee in accordance with Section 321 (b) of the Trust Indenture Act of 1939 as amended.

          (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

               Attached hereto as Exhibit 7 is the latest report of condition of National City Bank.

          (8)  Not applicable.

          (9)  Not applicable.

                                      NOTES

          In answering any item of this Statement of Eligibility and Qualification which relates to matters peculiarly with the knowledge of the obligor or any underwriter for the obligor or any underwriter for the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

          The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, National City Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio, on the 7th day of August, 2002.

                                                    NATIONAL CITY BANK

                                                    By: /s/ James E. Schultz
                                                        ------------------------
                                                            James E. Schultz
                                                            Vice President

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, and to the extent required thereby to enable it to act as an indenture trustee, National City Bank hereby consents as of the date hereof that reports of examinations of it by the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve Banks, the Federal Deposit Insurance Corporation or of any other Federal or State authority having the right to examine National City Bank, may be furnished by similar authorities to the Securities and Exchange Commission upon request thereon.

                                                    NATIONAL CITY BANK

                                                    By /s/ James E. Schultz
                                                       --------------------
                                                       James E. Schultz
                                                       Vice President

                               REPORT OF CONDITION
                               NATIONAL CITY BANK

                  (Including Domestic and Foreign Subsidiaries)
         In the State of Ohio, at the close of business on June 30, 2002

                                                   ASSETS
                                                   ------

                                                                                              (In Thousands)
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin ................................       $   1,642,633
     Interest-bearing balances .........................................................                 850
Securities:
     Held-to-maturity securities                                                                           0
     Available-for-sale securities .....................................................           2,481,445
Federal funds sold and securities purchased under agreements to resell .................               3,000
Securities purchased under agreements to resell ........................................             263,617
Loans and lease financing receivables:
     Loans and leases held for sale ....................................................             108,436
     Loans and leases, net of unearned income ..........................................       $  31,157,364
     Less:  Allowance for loan and lease losses ........................................             457,220
     Loans and leases, net of unearned  income and allowance ...........................          30,700,144
Assets held in trading accounts ........................................................             207,893
Premises and fixed assets (including capitalized leases) ...............................             396,730
Other real estate owned ................................................................               7,661
Investments in unconsolidated subsidiaries and associated companies ....................                   0
Customers' liability to this bank on acceptances outstanding ...........................               3,856
Intangible assets ......................................................................             112,628
Other assets ...........................................................................           2,465,834
                                                                                               -------------
  TOTAL ASSETS .........................................................................       $  38,394,727
                                                                                               =============

                                                LIABILITIES
                                                -----------

Deposits:
     In domestic offices ...............................................................       $  18,812,620
          Non-interest bearing .........................................................       $   3,864,190
          Interest-bearing .............................................................          14,948,430
     In foreign offices, Edge and Agreement subsidiaries, and IBFs .....................           1,341,582
          Interest-bearing .............................................................           1,341,582
Federal funds purchased and securities sold under agreements to repurchase :
   Federal funds purchased in domestic offices .........................................           1,430,795
   Securities sold under agreements to repurchase ......................................           1,224,798
Demand notes issued to the U.S. Treasury ...............................................                   0
Trading Liabilities ....................................................................              15,111
Other borrowed money ...................................................................          10,091,536
Bank's liability on acceptances executed and outstanding ...............................               3,856
Subordinated notes and debentures ......................................................           1,287,917

Other liabilities ....................................................        1,576,209
                                                                          -------------
     TOTAL LIABILITES ................................................       35,784,424
                                                                          -------------

                                     EQUITY CAPITAL
                                     --------------

Common Stock .........................................................            7,311
Surplus ..............................................................          363,618
Retained Earnings ....................................................        2,244,604
Accumulated other comprehensive income ...............................           (5,230)
                                                                          -------------
     TOTAL EQUITY CAPITAL ............................................        2,610,303
                                                                          -------------
     TOTAL LIABILITES AND EQUITY CAPITAL .............................    $  38,394,727
                                                                          =============